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                                                                       EXHIBIT 1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements No. 333-13025 and No. 33-23419 of Morgan Products Ltd. on Form S-8 of our report, dated March 15, 1999 on the Combined Financial Statements of the Sash and Door Business of Adam Wholesalers, Inc. for the Years Ended December 31, 1998 and 1997, appearing in this Amendment to Current Report on Form 8-K/A-3 of Morgan Products Ltd.

/s/ Deloitte & Touche LLP
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Cincinnati, Ohio
June 18, 1999